ASSIGNMENT OF INTERESTS

Subject to closing under the Acquisition Agreement between 30DC, Inc. and Netbloo Media, Ltd., dated on or around the date of this document, the undersigned will assign to 30DC, Inc., free and clear of any liens and encumbrances, effective October 1, 2012,, all of its rights, title, and interest in and to,

50% interest in the MagCast Publishing Platform Joint Venture and

Market Pro Max Business System.

This includes but is not limited to, all assets, tangible or intangible, required or used to operate the MagCast Publishing Platform, Market Pro Max Business System and all business in development including but not limited to MagCast Advertising Platform, MagCast Coaching and Local Business System. Intangible property includes, but is not be limited to, web sites and domain names, blogs, social media such as Facebook, LinkedIn and Twitter, files and source code, software, trademarks, trade names, brand names, goodwill, customer lists, e-mail and any other contact lists, operating manuals, technology plans, applications, contracts, warranties, leases, rights, arrangements and other assets.

By its signature below, 30DC, Inc., owner of the remaining 50% interest in the MagCast Publishing Platform Joint Venture consents to assignment of Netbloo's interest in the joint venture.

Dated: December 31, 2012

NETBLOO MEDIA, LTD

By: Jonathan Lint
Manager

30DC consent to NetBloo Media, LTD assignment of MagCast Publishing Platform Joint Venture interest

Dated: December 31, 2012

30DC, INC.

By: ____________________
President